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     The following sets forth all of the direct and indirect subsidiaries of
Manufacturers' Services Limited. If indented, the corporation is a wholly-owned subsidiary of the corporation under which it is listed.


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SUBSIDIARIES OF THE REGISTRANT                              JURISDICTION
                                                            OF INCORPORATION
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

Manufacturers' Services Central US Operations, Inc.         Minnesota
Manufacturers' Services Salt Lake City Operations, Inc.     Delaware
Manufacturers' Services Western US Operations, Inc.         California
MSL Japan Ltd.                                              Japan
MSL Offshore Finance BV                                     Netherlands
MSL Overseas Finance BV                                     Netherlands
     Manufacturers' Services Athlone Limited                Ireland
     MSL Technology Services (Malaysia) Sdn Bhd             Malaysia
     Manufacturers' Services Singapore Pte Ltd.             Singapore
MSL SPV Ireland, Inc.                                       Delaware
MSL SPV Spain, Inc.                                         Delaware
     Global Manufacturers' Services Valencia S.A.           Spain

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